[ARTICLE] 5
[LEGEND]
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
[/LEGEND]

[PERIOD-TYPE]                   6-MOS
[FISCAL-YEAR-END]                          DEC-31-1999
[PERIOD-END]                               JUN-30-2000
[CASH]                                       4,307,903
[SECURITIES]                                         0
[RECEIVABLES]                                  506,022
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                     0
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                              35,021,706<F1>
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                  34,330,598<F2>
[TOTAL-LIABILITY-AND-EQUITY]                35,021,706<F3>
[SALES]                                              0
[TOTAL-REVENUES]                             1,868,357<F4>
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                             1,119,524
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                748,833
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                            748,833
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                   748,833
[EPS-BASIC]                                       0.08<F5>
[EPS-DILUTED]                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $10,298,625 and an investment in joint venture of $19,909,156.
<F2>Represents partners' capital.
<F3>Liabilities include accounts pauable and other liabilities of
$691,108.
<F4>Total revenue includes rent of $981,222 equity in earnings of joint venture of $806,467, los on sale of real estate of $15,301 and interest and other revenue of $95,969.
<F5>Represent net income per Unit of limited partnership interest.